                                                                     Exhibit 5.1






                         [Opinion of Dorsey & Whitney LLP]



U..S. Bancorp
U.S. Bank Place
601 Second Avenue South
Minneapolis, MN 55402-4302


          Re:  Registration Statement on Form S-4


Ladies and Gentlemen:

     We have acted as counsel to U.S. Bancorp, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance by the Company of up to 1,044,840 shares (the "Shares") of Common Stock of the Company, par value $ 1.25 per share that are to be issued in connection with the merger of Bank of Commerce with and into a subsidiary of the Company (the "Merger"), as described in the Proxy Statement/Prospectus, incorporated by reference into the Registration Statement.

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Shares will be issued in connection with the Merger as described in the Registration Statement.

     Based on the foregoing, we are of the opinion that the Shares to be issued by the Company in the Merger have been duly authorized and, when issued in accordance with the terms of the Agreement (as defined in the Registration Statement), will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated: July 12, 1999


                                         Very truly yours,

                                         /s/ Dorsey & Whitney LLP


ECH